VOTING AGREEMENT

This Voting Agreement, dated as of ________, 2009 (this “Agreement”), is by and among Cleveland BioLabs, Inc., a Delaware corporation (the “Company”), and the holders of securities of the Company listed on the signature pages hereto under the heading “Holder” (each a “Holder” and collectively, the “Holders”).

WHEREAS, the Company and certain investors (each, an “Investor”, and collectively, the “Investors”) have entered into a Securities Purchase Agreement, dated as of ________, 2009 (the “Securities Purchase Agreement”), pursuant to which, among other things, and subject to the terms and conditions thereof, the Company has agreed to issue and sell to the Investors and the Investors have agreed to purchase, (i) Series D Convertible Preferred Stock, par value $0.005 per share (“Series D Preferred”), which will, among other things, be convertible into shares of the Company’s common stock, par value $0.005 per share (the “Common Stock”) in accordance with the terms of the Certificate of Designation for the Series D Preferred, and (ii) Common Stock Purchase Warrants (“Warrants”), which will be exercisable to purchase shares of Common Stock; and

WHEREAS, as of the date hereof, the Holders own the shares of Common Stock and shares of Series B Convertible Preferred Stock, par value $0.005 per share (“Series B Preferred”), set forth on Appendix A; and

WHEREAS, as a condition to the willingness of the Investors to enter into the Securities Purchase Agreement and to consummate the transactions contemplated thereby (collectively, the “Transaction”), the Investors have requested that the Company be a party to this Agreement in order to enforce the terms hereof and have required that each Holder agree, and in order to induce the Investors to enter into the Securities Purchase Agreement, each Holder has agreed, to enter into this Agreement with respect to all of the Common Stock and Series B Preferred now owned or which may hereafter be acquired by the Holder that is eligible to be voted, and any other securities of the Company (the “Other Securities”), if any, which such Holder is currently entitled to vote, or after the date hereof becomes entitled to vote, at any meeting of stockholders of the Company. The Other Securities are, collectively with the Common Stock and Series B Preferred that is eligible to be voted, referred to herein as the “Voting Securities”.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING AGREEMENT OF THE HOLDERS

SECTION 1.01.   Voting Agreement.  Subject to the last sentence of this Section 1.01, each Holder hereby agrees that at any meeting of the stockholders of the Company, however called, each of the Holders shall vote the Voting Securities over which each Holder has voting power as of the record date for such meeting:  (a) in favor of Stockholder Approval and Authorized Share Approval (as defined in the Securities Purchase Agreement), as described in Section 4.11(c) of the Securities Purchase Agreement, and in favor of any proposal or matter that would reasonably be expected to facilitate Stockholder Approval and Authorized Share Approval or the transactions contemplated by the Securities Purchase Agreement; and (b) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Securities Purchase Agreement or which could result in any of the conditions to the Company’s obligations under the Securities Purchase Agreement not being fulfilled.  Each Holder acknowledges receipt and review of a copy of the Transaction Documents (as defined in the Securities Purchase Agreement). The obligations of the Holders under this Section 1.01 shall terminate immediately following the occurrence of the Stockholder Approval and Authorized Share Approval. Nothing herein shall require or be deemed to require any Holder who holds options, warrants or other securities convertible into, or exercisable or exchangeable for, Voting Securities to convert, exercise or exchange such options, warrants or other securities.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

Each Holder hereby represents and warrants, severally but not jointly, to each of the Investors as follows:

SECTION 2.01.   Authority Relative to This Agreement.  Each Holder has all necessary power and authority to execute and deliver this Agreement, to perform his or its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Holder and constitutes a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally, the enforcement of creditors’ and other obligees’ rights, (b) to the extent the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought, and (c) to the extent rights to indemnity and contribution hereunder may be limited by applicable law and public policy.

SECTION 2.02.   No Conflict.  (a)  The execution and delivery of this Agreement by such Holder does not, and the performance of this Agreement by such Holder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to any Holder or by which the Voting Securities owned by such Holder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on the Voting Securities owned by such Holder, pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Holder is a party or by which such Holder or the Voting Securities owned by such Holder are bound.

(b) The execution and delivery of this Agreement by such Holder does not, and the performance of this Agreement by such Holder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity or other third party by such Holder.

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SECTION 2.03.   Title to the Stock.  As of the date hereof, each Holder is the record and beneficial owner of the number of shares of Common Stock and Series B Preferred set forth opposite its name on Appendix A attached hereto. Such Common Stock and Series B Preferred are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Holder’s voting rights, charges and other encumbrances of any nature whatsoever.  No Holder has previously appointed or granted any proxy, which appointment or grant is still effective, with respect to the Common Stock or Series B Preferred owned by such Holder.

ARTICLE III

COVENANTS

SECTION 3.01.   Grant of Proxy.  Each Holder hereby revokes any and all previous proxies granted with respect to its Common Stock or Series B Preferred.  By entering into this Agreement, each Holder hereby grants a proxy appointing the Company, with full power of substitution, as such Holder’s attorney-in-fact and proxy, for and in such Holder’s name, to be counted as present and to vote (including by written consent, if applicable) or otherwise to act on behalf of the Holder with respect to its Voting Securities solely with respect to the matters set forth in, and in the manner contemplated by Section 1.01, as such proxy or its substitutes shall, in the Company’s sole and absolute discretion, deem proper with respect to such Voting Securities.  The proxy granted by each Holder pursuant to this Section 3.01 is subject to the penultimate sentence of this Section 3.01, irrevocable and is coupled with an interest, in accordance with Section 212(e) of the Delaware General Corporation Law and is granted in order to secure such Holder’s performance under this Agreement and also in consideration of the Company entering into this Agreement and the Securities Purchase Agreement.  If any Holder fails for any reason to be counted as present or to vote (including by written consent, if applicable) such Holder’s Voting Securities in accordance with the requirements of Section 1.01 above, then the Company shall have the right to cause to be present or vote such Holder’s Voting Securities in accordance with the provisions of Section 1.01.  The proxy granted by each Holder shall be automatically revoked upon termination of this Agreement in accordance with its terms.  Each Holder agrees, from the date hereof, not to attempt to revoke, frustrate the exercise of, or challenge the validity of, the irrevocable proxy granted pursuant to this Section 3.01.

SECTION 3.02.   No Disposition or Encumbrance of Stock.  Each Holder hereby covenants and agrees that, until the Stockholder Approval and Authorized Share Approval have been obtained, such Holder shall not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to (except in a manner that is consistent with Section 1.01 or Section 3.01), or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on such Holder’s voting rights, charge or other encumbrance of any nature whatsoever (“Encumbrance”) with respect to the Voting Securities, or directly or indirectly initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing; provided, however, that any such Holder may assign, sell or transfer any Voting Securities provided that any such recipient of the Voting Securities has delivered to the Company and each Investor a written agreement, in a form reasonably satisfactory to the Investors, that the recipient shall be bound by, and the Voting Securities so transferred, assigned or sold shall remain subject to, this Agreement.

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SECTION 3.03.   Company Cooperation.  The Company hereby covenants and agrees that it will not, and each Holder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Encumbrance or agreement on any of the Voting Securities subject to this Agreement unless the provisions of Section 3.02 have been complied with.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01.   Further Assurances.  Each Holder shall execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

SECTION 4.02.   Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the Company or any Investor (without being joined by any other Investor) shall be entitled to specific performance of the terms hereof (without the necessity of posting bond or other security, or proving actual damages), in addition to any other remedy at law or in equity.  Any Investor shall be entitled to its reasonable attorneys’ fees in any action brought to enforce this Agreement in which it is the prevailing party.

SECTION 4.03.   Entire Agreement.  This Agreement constitutes the entire agreement among the Company and the Holders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company and the Holders with respect to the subject matter hereof.

SECTION 4.04.   Amendment.  This Agreement may not be amended except by an instrument in writing signed by the parties hereto and with the consent of the Investors.

SECTION 4.05.   Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

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SECTION 4.06.   Governing Law.  This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Delaware, without giving effect to provisions thereof regarding conflict of laws. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

SECTION 4.07.   Third-Party Beneficiaries.  The Investors shall be intended third party beneficiaries of this Agreement to the same extent as if they were parties hereto, and shall be entitled to enforce the provisions hereof.

SECTION 4.08.   Termination.  This Agreement shall terminate immediately following the occurrence of the Stockholder Approval and Authorized Share Approval or upon the mutual consent of the Company, each Holder and the Investors.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each Holder and the Company has duly executed this Agreement.

THE COMPANY:

CLEVELAND BIOLABS, INC.

	By:	/s/ Michael Fonstein
	Name:	Michael Fonstein
	Title:	President and Chief Executive Officer
Dated: _________, 2009
	Address:	73 High Street Buffalo, New York 14203

HOLDER:

Dated: __________, 2009	Address:

[SIGNATURE PAGES OF HOLDERS OMITTED]

APPENDIX A

Holder	Outstanding Common Stock Owned	Outstanding Series B Preferred Owned	Common Stock Beneficially Owned
Bernard L. Kasten	0	0	85,000[1]
James J. Antal	0	0	85,000[2]
Paul E. DiCorleto	0	0	70,000[3]
Michael Fonstein	1,311,200	0	1,485,950[4]
Andrei Gudkov	1,549,600	0	1,724,350[5]
Yakov Kogan	715,200	0	889,950[6]
H. Daniel Perez	0	0	85,000[7]
John A. Marhofer, Jr.	0	0	159,684[8]
The Cleveland Clinic Foundation	1,341,000	0	1,341,000

1 Includes stock options to purchase 85,000 shares of Common Stock, which are currently exercisable.

2 Includes stock options to purchase 85,000 shares of Common Stock, which are currently exercisable.

3 Includes stock options to purchase 70,000 shares of Common Stock, which are currently exercisable.

4 Includes 1,311,200 shares of Common Stock, and stock options to purchase 174,750 shares of Common Stock, which are currently exercisable.

5 Includes 1,549,600 shares of Common Stock, and stock options to purchase 174,750 shares of Common Stock, which are currently exercisable.

6 Includes 715,200 shares of Common Stock, and stock options to purchase 174,750 shares of Common Stock, which are currently exercisable.

7 Includes stock options to purchase 85,000 shares of Common Stock, which are currently exercisable.

8 Includes stock options to purchase 154,684 shares of Common Stock, which are currently exercisable, and stock options to purchase 5,000 shares of Common Stock, which will become exercisable on March 1, 2009.

Holder	Outstanding Common Stock Owned	Common Stock Beneficially Owned
Chembridge Corporation	340,864	605,488[1]
Elena Feinstein	238,200	238,200
George Stark	236,757	236,757
Alexander Shakhov	36,060	36,060
Vadim Krivokrysenko	50,660	50,660
Dmitriy A. Bosykh	1,250	1,250
Katerina Gurova	60,000	60,000
Mikhail Chernov	37,260	37,260

1 Includes 264,624 shares of Common Stock underlying a warrant, which is currently exercisable.